UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

META FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (877) 497-7497

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Current Chief Executive Officer

Effective immediately after September 30, 2021 (the “Transition Date”), Bradley C. Hanson, President and Chief Executive Officer of the Meta Financial Group, Inc. (“Meta Financial”) and Co-President and Chief Executive Officer of MetaBank, National Association, a wholly-owned subsidiary of the Company (“MetaBank”, together with Meta Financial, the “Company”) will retire from his positions at Meta Financial and MetaBank, including the Board of Directors of MetaBank (“MetaBank’s Board"). Mr. Hanson will continue to serve on the Board of Directors of Meta Financial (the “Board”) until Meta Financial’s 2022 annual meeting of stockholders (the “2022 Annual Meeting”). Mr. Hanson is retiring to focus on entrepreneurial and philanthropic endeavors.

On September 1, 2021 the Company also entered into a Transition and General Release Agreement (the “Transition Agreement”) with Mr. Hanson, as more fully described below, pursuant to which Mr. Hanson will transition out of the positions and roles noted above and will continue to serve as an advisor to, among other things, develop strategy and key partner relationships through December 31, 2022.

The Company believes that this transition plan will enable a smooth leadership transition.

Appointment of New Chief Executive Officer and New President

In connection with Mr. Hanson’s transition, on September 1, 2021 the Board appointed Brett L. Pharr, 59, as Chief Executive Officer and Anthony M. Sharett, 44, as President of Meta Financial, and MetaBank’s Board appointed Mr. Pharr as the Chief Executive Officer and Mr. Sharett as President of MetaBank, effective as of October 1, 2021. In addition, Mr. Pharr will serve as a member of the Board and MetaBank’s Board, also effective as of October 1, 2021.

Mr. Pharr

Mr. Pharr has served as the Co-President and Chief Operating Officer of MetaBank since June 2020. He was previously Executive Vice President and Group Head of Governance, Risk and Compliance of the Company from February 2019 to June 2020. Before joining the Company in February 2019, Mr. Pharr was an independent consultant, providing management consulting services from July 2018 to February 2019. From August 2014 until July 2018, he served as Senior Risk Director at Citizens Bank, a financial institution offering retail and commercial banking products and services, where he built an enterprise risk organization that solidified brand identity and increased stockholder confidence. Prior to Citizens Bank, Mr. Pharr worked for 32 years at Bank of America, holding roles in Commercial and Consumer lines of business, mergers and acquisitions, and risk.

There are no family relationships between Mr. Pharr and any director or executive officer of Meta Financial or relationships or related transactions between Mr. Pharr and Meta Financial that are required to be reported.

In connection with Mr. Pharr’s appointment to the offices described above, as of October 1, 2021 his annual base salary will be increased to $650,000 per year. In addition, Mr. Pharr will be eligible for an annual incentive opportunity of up to 85% of his annual base salary, to be earned based on the achievement of certain annual performance targets and payable in cash. Mr. Pharr will also be eligible for annual long-term incentive grants of 250% of his annual base salary, the terms of which will be determined by the Board’s Compensation Committee.

Mr. Sharett

Mr. Sharett has served as the Executive Vice President, Chief Legal and Compliance Officer, and Corporate Secretary of the Company since June 2020. He was previously Executive Vice President and General Counsel of the Company from September 2019 to June 2020. Before joining the Company in September 2019, he held legal and business unit positions from October 2016 through August 2019 at Nationwide Mutual Insurance Company, a U.S. insurance and financial services company, including as the legal leader and Interim President for Nationwide Bank. Previously, from February 2015 until October 2016, Mr. Sharett was a partner at BakerHostetler, a national law firm, where he was the national co-leader of the firm’s Financial Services Practice Group.

There are no family relationships between Mr. Sharett and any director or executive officer of Meta Financial or relationships or related transactions between Mr. Sharett and Meta Financial that are required to be reported.

In connection with Mr. Sharett’s appointment to the offices described above, as of October 1, 2021 his annual base salary will be increased to $500,000 per year. In addition, Mr. Sharett will be eligible for an annual incentive opportunity of up to 80% of his annual base salary, to be earned based on the achievement of certain annual performance targets and payable in cash. Mr. Sharett will also be eligible for annual long-term incentive grants of 160% of annual base salary, the terms of which will be determined by the Board’s Compensation Committee.

Transition Agreement with Current Chief Executive Officer

Pursuant to the Transition Agreement, Mr. Hanson will transition out of his positions at the Company, as well as his roles as a member of the Board and as an officer and director of certain subsidiaries and affiliates of the Company (including MetaBank’s Board).

Under the Transition Agreement, Mr. Hanson will continue to hold his current positions through the Transition Date. During such period, Mr. Hanson will continue to receive his base salary and participate in the applicable employee benefit plans of Meta Financial and MetaBank and will remain eligible to receive his annual incentive bonus for the fiscal year ending September 30, 2021, in accordance with the terms of the Company’s Annual Incentive Plan. Effective immediately following the Transition Date, Mr. Hanson will resign from all of his positions and terminate his employment with the Company and its subsidiaries and affiliates, except that he will continue to serve on the Board as a non-employee director from the Transition Date through the 2022 Annual Meeting and will receive a prorated cash and stock retainer for such service in accordance with Meta Financial’s non-employee director compensation policy. Mr. Hanson will not seek nomination or be re-nominated for election to an additional term on Board at the 2022 Annual Meeting. Subject generally to Mr. Hanson’s compliance with the terms of the Transition Agreement (including his continued compliance with the restrictive covenants contained in his employment agreement with the Company, dated October 1, 2020), the termination of Mr. Hanson’s employment with the Company will constitute a retirement for purposes of all outstanding grants of equity-based compensation held by Mr. Hanson.

From the Transition Date through December 31, 2022 (the “Advisory Period”), Mr. Hanson has agreed to provide consulting services to the Company as a Strategic Advisor, subject generally to either party’s ability to terminate the Advisory Period for any reason upon at least 60 days’ notice to the other party. As Strategic Advisor, Mr. Hanson will provide certain advisory services to the Board and to Mr. Hanson’s successor, including: (i) integrating the successor into his new role, serving as a mentor and counselor to the successor and, at the request of the Board or the successor, other members of management; (ii) upon request of the Board or the successor, working with the Board, the successor or other members of management designated by the successor to develop strategy and key partner relationships and (iii) performing other limited responsibilities and special projects as may be determined and assigned by the Board and the successor. During the Advisory Period, Mr. Hanson will receive a consulting fee at a rate of $57,500 per month.

The foregoing description of the terms and conditions of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Transition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company on September 7, 2021 regarding the executive transitions described above is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events, including those relating the anticipated transition of the Chief Executive Officer and President roles and the success of the transition. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements as a result of various risks, uncertainties and other factors. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission filings, including, but not limited to, our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. The Company expressly disclaims any intent or obligation to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company or its subsidiaries, whether as a result of new information, changed circumstances or future events, or for any other reason.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Transition and General Release Agreement, dated as of September 1, 2021, by and among Meta Financial Group, Inc., MetaBank, National Association and Bradley C. Hanson.

99.1	Press Release dated as of September 7, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2021

META FINANCIAL GROUP, INC.

By:	/s/ Glen W. Herrick
Name:	Glen W. Herrick
Title:	EVP, Chief Financial Officer

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